[graphic omitted]                            Hennessy Advisors, Inc.
                                             750 Grant Avenue
                                             Suite 100
                                             Novato, CA 94945

                                             News Release
October 14, 2003

Contact Name: Terry Nilsen                  FOR IMMEDIATE RELEASE
Contact Phone: 415-899-1555
Contact Fax: 415-899-1559

                     HENNESSY FUNDS TO ACQUIRE LINDNER FUNDS


Novato, CA - October 14, 2003 - Hennessy Advisors, Inc. (OTCB:HNNA), based in Novato, California, announced today that it has signed a definitive agreement with Lindner Asset Management, Inc., based in Deerfield, Illinois, for Hennessy to purchase assets related to the investment advisory agreements for the following five Lindner Funds:

        o        Lindner Communications Fund
        o        Lindner Growth & Income Fund
        o        Lindner Large-Cap Growth Fund
        o        Lindner Market Neutral Fund
        o        Lindner Small-Cap Growth Fund

At closing, these five Lindner Funds will be reorganized into four of the Hennessy Funds, for which Hennessy serves as investment adviser. A proxy statement/prospectus describing the proposed reorganization of each Lindner Fund in greater detail and seeking shareholder approval of each proposed reorganization at a special shareholder meeting will be sent to Lindner Fund shareholders. Shareholders should read the proxy statement/prospectus carefully before determining whether to approve the proposed reorganization of their Lindner Fund. These proposed reorganizations are expected to close in early 2004, if approved by shareholders. If approved, all shareholders of each Lindner Fund on the reorganization date will become shareholders of the acquiring Hennessy Fund. Shareholders will not be subject to any sales charges as a result of the reorganization and should not experience any adverse tax consequences. Shareholders may continue to redeem their shares of Lindner Funds up to the date of the reorganization for their particular Lindner Fund.

Based on the current combined net asset value of these five Lindner Funds, which exceeds $300 million, total assets managed by Hennessy Advisors, Inc. after the acquisition are expected to top $1.2 billion. The total cash purchase price for the acquisition will be 2.625% of the aggregate net asset value of the acquired Lindner Funds as of the close of the business day prior to closing. Closing is conditioned on, among other things, approval by the shareholders of each Lindner Fund.

Hennessy Advisors, Inc. is the advisor to five no-load mutual funds, satisfying a variety of investment horizons and risk tolerance levels for equity investors. Each of the Hennessy Funds employs a unique mutual fund money management approach combining superior, time-tested stock selection formulas with unwavering discipline and consistency. Hennessy Advisors, Inc. serves clients with integrity, honesty and candor. The Hennessy Funds' strategies and performance are fully disclosed.

Forward-Looking Statements
--------------------------

Statements in this press release regarding Hennessy Advisors, Inc.'s business that are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other important factors that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These risks, uncertainties and other important factors are described in more detail in the "Risk Factors" section of the company's annual report on Form 10-KSB for the fiscal year ended September 30, 2002, filed with the U.S. Securities and Exchange Commission, including, without limitation, the "Risk Factors" section of Management's Discussion and Analysis and Results of Operations. The following factors could affect the actual results of the company:

        >> The Lindner acquisition is subject to numerous conditions, including financing, and closing therefore is not assured.
        >> The company's current managerial resources may not be adequate to handle the growth resulting from its acquisition of the Lindner Funds.
        >> Lindner shareholders may increase redemptions as a result of the change in investment advisors.
        >> Continuing volatility in the equity markets may cause the levels of assets under management to fluctuate significantly.
        >> Continued weak market conditions may lower assets under management and reduce the company's revenues and income.


Supplemental Information
------------------------

Nothing in this press release shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. For more complete information about the Hennessy Funds, including fees and expenses, call 800-966-4354 to obtain a free prospectus. Read it carefully before you invest or send money. The distributor for the Hennessy Funds is Quasar Distributors, LLC.